Exhibit 99.1

Pitney Bowes Announces First Quarter 2021 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--April 30, 2021--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the first quarter 2021.

“We delivered a solid start to the year, with every business making a meaningful contribution to our first quarter results,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Revenue continued to demonstrate strong growth, every business improved its EBIT performance from prior year, and we strengthened our balance sheet. As we enter the final chapter of our transformation, we are well-positioned to reach our ultimate goal of achieving improved profitable revenue growth.”

First Quarter 2021

  Revenue of $915 million, growth of 15 percent on a reported basis and 14 percent excluding the impact of currency
  GAAP EPS of ($0.18), which includes a loss related to debt refinancing
  Adjusted EPS of $0.07
  EPS reflects a $0.02 tax benefit associated with an affiliate reorganization.
  GAAP cash from operations of $66 million; free cash flow net use of $1 million.
  The Company reduced debt by $126 million from year-end 2020 and took several actions to refine its capital structure which reduced near-term refinancing risk, improved pricing of its Term Loan B and extended the duration of maturities across its capital structure.
  Global Ecommerce grew revenue 41 percent on a reported basis and 40 percent excluding the impact of currency; EBIT margins and EBITDA margins improved over prior year.
  Presort Services grew revenue, EBIT margins and EBITDA margins over prior year.
  SendTech EBIT margins and EBITDA margins improved over prior year, which is the second consecutive quarter of EBIT and EBITDA year-over-year dollar growth.

Earnings per share results are summarized in the table below:

	First Quarter*
	2021	2020
GAAP EPS	($0.18)	($1.22)
Discontinued operations	(0.02)	(0.06)
GAAP EPS from continuing operations	($0.16)	($1.28)
Restructuring charges	0.01	0.02
Goodwill impairment charge	-	1.15
Loss on debt refinancing	0.22	0.16
Adjusted EPS	$0.07	$0.05

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce facilitates domestic retail ecommerce shipping solutions, including delivery, returns and fulfillment, and global cross-border ecommerce transactions.

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

Global Ecommerce

	First Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$413	$292	41%	40%
EBITDA	($8)	($11)	28%
EBIT	($26)	($29)	11%

Revenue benefited primarily from growth in volumes across all services. EBIT and EBITDA benefited from improved Cross Border and Digital Delivery Service margins, partly offset by higher costs in Domestic Parcel Services. EBIT and EBITDA improved through the quarter with March being EBITDA positive.

Presort Services

	First Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$143	$141	2%	2%
EBITDA	$27	$23	13%
EBIT	$19	$16	21%

Revenue benefited primarily from growth in Marketing Mail. EBIT and EBITDA margins improved over prior year and were the highest margins in five quarters.

SendTech Solutions

	First Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$359	$363	(1%)	(3%)
EBITDA	$122	$116	6%
EBIT	$114	$107	7%

Revenue benefited from growth in equipment sales, business services and rentals, partly offset by declines in financing, supplies and support services. EBIT margin improved from prior year and was the highest margin in three quarters.

Full Year 2021 Expectations

The Company’s full year 2021 expectations are consistent with what was communicated last quarter. The Company expects annual revenue to grow in the low-to-mid single digit range, making 2021 the fifth consecutive year of constant currency growth. The Company expects adjusted EPS to grow over prior year driven largely by improvement in Global Ecommerce, which is expected to be EBITDA positive for the full year. The Company also expects lower free cash flow primarily due to specific items that benefited 2020 and are not expected to continue at the same level in 2021.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EST. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information, visit www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. While these are actual Company income or expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the severity, magnitude and duration of the Covid-19 pandemic (Covid-19), including governments' responses to Covid-19, the efficacy and availability of vaccines, its continuing impact on our operations, employees, the availability and cost of labor and transportation, global supply chain and demand across our and our clients' businesses as well as any deterioration or instability in global macroeconomic conditions. Other factors, which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations or operations, or the financial health of posts, in the U.S. or other major markets or significant changes to the broader postal or shipping industry; the loss of, or significant changes in, our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce and Presort Services segments; changes in labor and transportation availability and costs; third-party suppliers' ability to provide products and services required by us and our clients; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; our success at managing customer credit risk; and other factors as more fully outlined in the Company's 2020 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months ended March 31, 2021 and 2020, and consolidated balance sheets at March 31, 2021 and December 31, 2020 are attached.

Pitney Bowes Inc.
Consolidated Statements of Loss
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020
Revenue:
Business services	$570,454	$444,379
Support services	118,697	122,015
Financing	77,812	89,078
Equipment sales	86,803	76,273
Supplies	42,224	45,709
Rentals	19,207	18,814
Total revenue	915,197	796,268

Costs and expenses:
Cost of business services	499,534	374,665
Cost of support services	36,717	39,760
Financing interest expense	11,886	12,489
Cost of equipment sales	61,840	57,359
Cost of supplies	11,211	12,240
Cost of rentals	6,447	6,378
Selling, general and administrative	238,102	248,633
Research and development	11,316	12,116
Restructuring charges	2,889	3,817
Goodwill impairment	-	198,169
Interest expense, net	25,158	25,883
Other components of net pension and postretirement expense (income)	350	(151)
Other expense, net	51,394	33,487
Total costs and expenses	956,844	1,024,845

Loss from continuing operations before taxes	(41,647)	(228,577)
Benefit for income taxes	(13,992)	(10,030)
Loss from continuing operations	(27,655)	(218,547)
(Loss) income from discontinued operations, net of tax	(3,886)	10,064
Net loss	$(31,541)	$(208,483)

Basic loss per share (1):
Continuing operations	$(0.16)	$(1.28)
Discontinued operations	(0.02)	0.06
Net loss	$(0.18)	$(1.22)

Diluted loss per share (1):
Continuing operations	$(0.16)	$(1.28)
Discontinued operations	(0.02)	0.06
Net loss	$(0.18)	$(1.22)

Weighted-average shares used in diluted earnings per share	172,856	170,912

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$680,727	$921,450
Short-term investments	16,200	18,974
Accounts and other receivables, net	327,755	389,240
Short-term finance receivables, net	551,061	568,050
Inventories	63,680	65,845
Current income taxes	44,288	23,219
Other current assets and prepayments	124,394	120,145
Total current assets	1,808,105	2,106,923
Property, plant and equipment, net	405,226	391,280
Rental property and equipment, net	37,708	38,435
Long-term finance receivables, net	597,012	605,292
Goodwill	1,144,064	1,152,285
Intangible assets, net	152,265	159,839
Operating lease assets	196,843	201,916
Noncurrent income taxes	68,732	72,653
Other assets	531,226	491,514
Total assets	$4,941,181	$5,220,137

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$820,286	$880,616
Customer deposits at Pitney Bowes Bank	589,406	617,200
Current operating lease liabilities	39,587	39,182
Current portion of long-term debt	19,972	216,032
Advance billings	118,166	114,550
Current income taxes	6,839	2,880
Total current liabilities	1,594,256	1,870,460
Long-term debt	2,418,885	2,348,361
Deferred taxes on income	282,192	279,451
Tax uncertainties and other income tax liabilities	37,936	38,163
Noncurrent operating lease liabilities	174,798	180,292
Other noncurrent liabilities	413,951	437,015
Total liabilities	4,922,018	5,153,742

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	15,269	68,502
Retained earnings	5,161,029	5,201,195
Accumulated other comprehensive loss	(847,538)	(839,131)
Treasury stock, at cost	(4,632,935)	(4,687,509)
Total stockholders' equity	19,163	66,395
Total liabilities and stockholders' equity	$4,941,181	$5,220,137

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended March 31,
	2021	2020	% Change

Global Ecommerce	$413,086	$292,323	41%

Presort Services	143,126	140,720	2%

Sending Technology Solutions	358,985	363,225	(1%)

Total revenue - GAAP	915,197	796,268	15%

Currency impact on revenue	(8,803)	-

Revenue, at constant currency	$906,394	$796,268	14%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended March 31,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(26,376)	$18,176	$(8,200)	$(29,475)	$18,065	$(11,410)	11%	28%

Presort Services	19,051	7,499	26,550	15,695	7,774	23,469	21%	13%

Sending Technology Solutions	114,470	7,604	122,074	106,562	9,039	115,601	7%	6%

Segment total	$107,145	$33,279	140,424	$92,782	$34,878	127,660	15%	10%

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(33,279)			(34,878)
Unallocated corporate expenses			(57,465)			(43,722)
Restructuring charges			(2,889)			(3,817)
Interest, net			(37,044)			(38,372)
Goodwill impairment			-			(198,169)
Loss on debt refinancing			(51,394)			(36,987)
Transaction costs			-			(292)
Benefit for income taxes			13,992			10,030
Loss from continuing operations			(27,655)			(218,547)
(Loss) income from discontinued operations, net of tax			(3,886)			10,064
Net loss			$(31,541)			$(208,483)

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2021	2020

Reconciliation of reported net loss to adjusted EBIT and EBITDA
Net loss	$(31,541)	$(208,483)
Loss (income) from discontinued operations, net of tax	3,886	(10,064)
Benefit for income taxes	(13,992)	(10,030)
Loss from continuing operations before taxes	(41,647)	(228,577)
Restructuring charges	2,889	3,817
Goodwill impairment	-	198,169
Loss on debt refinancing	51,394	36,987
Transaction costs	-	292
Adjusted net income before tax	12,636	10,688
Interest, net	37,044	38,372
Adjusted EBIT	49,680	49,060
Depreciation and amortization	39,594	40,719
Adjusted EBITDA	$89,274	$89,779

Reconciliation of reported diluted loss per share to adjusted diluted earnings per share
Diluted loss per share	$(0.18)	$(1.22)
Loss (income) from discontinued operations, net of tax	0.02	(0.06)
Restructuring charges	0.01	0.02
Goodwill impairment	-	1.15
Loss on debt refinancing	0.22	0.16
Adjusted diluted earnings per share (1)	$0.07	$0.05

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by (used in) operating activities	$65,924	$(67,355)
Net cash used in operating activities - discontinued operations	-	37,805
Capital expenditures	(43,328)	(25,778)
Restructuring payments	3,955	6,047
Change in customer deposits at PB Bank	(27,794)	(888)
Transaction costs paid	-	1,740
Free cash flow	$(1,243)	$(48,429)

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175